UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013

FRESH PROMISE FOODS, INC.

(Exact name of registrant as specified in charter)

Nevada	00-24723	88-0393257
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

1111 Alderman Drive, Suite 210

Alpharetta, GA 30005

(Address of principal executive offices)

(770) 521-9826

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 5, 2013, Fresh Promise Foods, Inc.’s (the “Company”) independent registered public accounting firm contacted the Company regarding a potential misstatement in the Company’s financial statements contained in its quarterly reports for the first and second quarters of 2013. On December 5, 2013, the Company’s board of directors (the “Board”) and chief executive officer, after consultation with Company’s independent registered public accounting firm, concluded that the following financial statements contained material misstatements: (i) the Company’s unaudited financial statements for the period ended March 31, 2013, filed in a quarterly report on Form 10-Q with the Securities and Exchange Commission (the “SEC”) on May 23, 2013; and (ii) the Company’s unaudited financial statements for the period ended June 30, 2013, filed in a quarterly report on Form 10-Q with the SEC on August 14, 2013. The foregoing financial statements contained material misstatements pertaining to the accounting treatment with respect to the recording of certain convertible promissory notes issued by the Company. The misstatements described herein do not impact the Company’s unaudited financial statements for the period ended September 30, 2013, filed in a quarterly report on Form 10-Q with the SEC on November 19, 2013.

The following table represents the effects of the restated statements for the quarter ended March 31, 2013:

	Restated	Original
	3/31/2013	3/31/2013
Statement of Financial Position
Interest due	4,999	4,305
Convertible notes payable	242,717	133,217
Total Current Liabilities	795,962	685,768
Accumulated deficit	(7,203,251)	(7,093,057)
Total Stockholder’s Deficit	(793,514)	(683,320)

Statement of Operations
Professional fees	132,780	23,280
Total Operating Expenses	198,800	89,300
Loss from operations	(199,418)	(89,918)
Interest expense	30,188	29,494
Loss before provision for income tax	(233,824)	(123,630)
Net Loss	(233,824)	(123,630)

Consolidated Statement of Shareholder’s (Deficit)
Operating loss	(233,824)	(123,630)
Accumulated Deficit	(7,203,251)	(7,093,057)
Shareholder’s Deficit	(793,514)	(683,320)

Statement of Cash flows
Net loss for the period	(233,824)	(123,630)
Notes issued for professional services	109,500	-
Increase in accrued interest	2,548	1,854
Issuance of promissory notes for accrued expense	154,500	45,000

The following table represents the effects of the restated statements for the quarter ended June 30, 2013:

	Three Months Ended		Six Months Ended
	Restated	Original	Restated	Original
	6/30/2013	6/30/2013	6/30/2013	6/30/2013
Statement of Financial Position
Interest due			$953	$4,863
Convertible notes payable			$280,906	$171,406
Total Current Liabilities			$844,421	$730,731
Accumulated deficit			$(7,325,674)	$(7,244,984)
Total Stockholder’s Deficit			$(837,238)	$(723,548)

Statement of Operations
Professional fees			$192,833	$83,333
Total Operating Expenses			$262,148	$152,348
Loss from operations			$(264,599)	$(155,099)
Interest expense	$111,809	$108,313	$141,997	$137,807
Total Other Expenses	$57,142	$53,646	$91,648	$87,458
Loss before provision for income tax	$(123,524)	$(120,028)	$(356,247)	$(242,557)
Net Loss	$(123,524)	$(120,028)	$(356,247)	$(242,557)

Consolidated Statement of Shareholder’s (Deficit)
Operating loss	$(233,824)	$(123,630)	$(123,524)	$(120,028)
Accumulated Deficit	$(7,203,251)	$(7,093,057)	$(7,325,674)	$(7,244,984)
Shareholder’s Deficit	$(793,514)	$(683,320)	$(723,548)	$(837,238)

Statement of Cash flows
Net loss for the period			$(356,247)	$(242,557)
Notes issued for professional services			$109,500
Increase in accrued interest			$7,902	$3,712
Issuance of promissory notes for accrued expense			$154,500	$45,000

The Company has reviewed its accounting policies and procedures on December 5, 2013 and determined that for all periods referenced above, the balance sheets, statements of operations, stockholders’ equity and cash flows will need to be restated for the categories described above and therefore should not be relied upon.

The Board has discussed the foregoing matters with the Company’s independent registered public accounting firm and has authorized and directed the officers of the Company to take the appropriate and necessary actions to restate its unaudited financial statements for the quarters ended March 31, 2013 and June 30, 2013, respectively, by filing amendments as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH PROMISE FOODS, INC.

Date: December 11, 2013	By:	/s/ Kevin P. Quirk
	Name:	Kevin P. Quirk
	Title:	Chief Executive Officer and President